                                                                    EXHIBIT 23.3



                       CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
The Loewen Group Inc.
Loewen Group International, Inc.

We consent to the use of our report, dated February 26, 1996, except as to Note 12(b), which is as of March 19, 1996 and Note 20, which is as of March 26, 1996, relating to the consolidated balance sheets of The Loewen Group Inc. as at December 31, 1995 and 1994, and the related consolidated statements of operations, retained earnings, and changes in financial position for each of the years in the three year period ended December 31, 1995, and related schedule, which report is incorporated herein by reference to our firm under the heading "Experts" in the prospectus.


/s/ KPMG

Chartered Accountants
Vancouver, Canada
January 29, 1997

                        CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
The Loewen Group Inc.
Loewen Group International, Inc.


We consent to the use of our report, dated February 26, 1996, except as to Note 12(b), which is as of March 19, 1996 and Note 21, which is as of March 26, 1996, relating to the consolidated balance sheets of Loewen Group International, Inc. as at December 31, 1995 and 1994, and the related consolidated statements of operations, retained earnings (deficit), and changes in financial position for each of the years in the three year period ended December 31, 1995, which report is included herein.


/s/ KPMG

Chartered Accountants
Vancouver, Canada
January 29, 1997